Exhibit 99.1


FOR IMMEDIATE RELEASE

                 110 MEDIA GROUP, INC. HIRES MARK TIARRA AS ITS
                     VICE PRESIDENT OF BUSINESS DEVELOPMENT

Melville, N.Y. - October 12, 2004 - 110 Media Group, Inc. (OTCBB: OTEN) announced today the hiring of Mark Figula, also known in the industry as Mark Tiarra, as its Vice President of Business Development. Mr. Tiarra is an Internet architect with a track record of success in developing profitable online business ventures. Mr. Tiarra shall manage the Company's website designers, programmers, marketing personnel and systems architects. Mr. Tiarra will also seek to develop new internet opportunities and improve the Company's existing internet ventures.

"We are extremely pleased to have Mark on board," said Ray Barton, CEO of 110 Media Group, Inc. "His industry experience will serve us well as we continue to identify ways to support long-term profitable growth and build shareholder value."

About 110 Media Group, Inc.

110 Media Group, Inc. specializes in the distribution of electronic based media focusing on the adult entertainment industry. The company's content is currently available to U.S. households through Web sites, DVDs and Video-on-Demand (VOD) services. The company has distribution agreements with the country's top adult industry VOD and DVD distributors. In addition, we distribute content directly to consumers via a series of high end subscription based consumer sites.



Contact: Tim Schmidt
         tschmidt@110mediagroup.com